EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29612) pertaining to the 1987 Stock Option Plan of Kimmins Corp. and in the related Prospectus, of our report dated March 16, 2001, with respect to the consolidated financial statements and schedules of Kimmins Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.





                                               /S/ FERLITA, WALSH & GONZALEZ, PA




Tampa, Florida
March 28, 2002


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